UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 6, 2018

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously announced, the Company adopted a new organizational structure effective January 1, 2018, which reorganized the Company into two global segments aligned by complementary service lines and supported by a new business development organization aligned by industry sector. The new Workforce Excellence segment includes the majority of the former Learning Solutions segment and the former Professional & Technical Services segment and the new Business Transformation Services segment includes the majority of the former Performance Readiness Solutions segment and the former Sandy Training & Marketing segment. Certain business units transferred to a new segment different than the majority of its former operating segments to better align with the service offerings of the two new segments. The Company's operating results will be reported under this new organizational structure beginning with its financial statements for the first quarter ending March 31, 2018.

On March 6, 2018, the Company posted to its website restated historical quarterly data for the years ended December 31, 2017 and 2016 in the new segment structure for use by analysts and investors for comparability with future results. A summary of this restated quarterly segment data can be found on the Company's website at the following link:
https://www.gpstrategies.com/about-us/investors/committee-charter-information/quarterly-earnings-releases/

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: March 6, 2018	/s/ Michael R. Dugan
Michael R. Dugan
Senior Vice President & Chief Financial Officer